                                                                   EXHIBIT 10.16




                                  VAXCEL, INC.
                             1993 STOCK OPTION PLAN


1.       PURPOSE

         The purpose of this Plan is to promote the interest of Vaxcel, Inc. (the "Company") by granting Options to purchase Stock to Key Employees, Consultants and Non-employee Directors in order (1) to attract and retain Key Employees, Consultants and Nonemployee Directors, (2) to provide an additional incentive to each Key Employee, Consultant and Non-employee Director to work to increase the value of Stock and (3) to provide each Key Employee, Consultant and Non-employee Director with a stake in the financial future of the Company which corresponds to the stake of each of the stockholders of the Company.

2.       DEFINITIONS

         Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

         2.1. Board -- means the Board of Directors of the Company.

         2.2. Code -- means the Internal Revenue Code of 1986, as amended.

         2.3. Committee -- means the committee described in Section 5 which shall administer this Plan.

         2.4. Company -- means Vaxcel, Inc., a Delaware corporation, and any successor to such corporation.

         2.5. Consultant -- means any consultant of the Company or Subsidiary.

         2.6. Conversion Date -- means the last day of the third month following the date of the termination of employment of a Key Employee.

         2.7 Extraordinary Transaction -- means the transactions described in the definition of "Extraordinary Transaction" in Section 15 herein.

         2.8. Fair Market Value -- means

                  (a) for Stock which is not readily tradable on an established securities market, the price at which a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having knowledge of the relevant facts, which price shall be determined by the Committee in good faith utilizing generally accepted methods of valuing stock which is not readily tradable on an established securities market or a determination made by one or more than one independent analyst experienced in preparing valuations of stock which is not readily tradable on an established securities market;

                  (b) for Stock which is readily tradable on an established securities market;

                           (1) if such Stock is traded in the over-the-counter
market, (i) the closing bid price of a share of Stock in the over-the-counter market (as reported by the National Association of Securities Dealers Automatic Quotation System or such other national quotation service as selected by the Committee) for the day on which such value is to be determined, or, if no shares of Stock were traded on such day, (ii) such closing bid price for the immediately preceding day on which shares of Stock were traded, or,

                           (2) if Stock is not regularly traded in the
over-the-counter market but is registered on a national securities exchange, (i) the closing price of a share of Stock on such national securities exchange (as reported by the National Quotation Bureau, incorporated or such other national quotation services as selected by the Committee) for the day on which such value is to be determined or, if no shares were traded on such day (ii) such closing price as determined for the immediately preceding day on which shares were so traded, or,

                           (3) if the price quotation described in (1) or (2) of
this Section 2.8(b) is unavailable, the price as determined in good faith by the Committee in accordance with Section 2.8(a).

         In no event shall Fair Market Value be less than the par or stated value of the Stock subject to an Option.

         2.9. ISO -- means an option granted under this Plan to purchase Stock which satisfies the requirements of Section 422 of the Code.

         2.10. Key Employee -- means any employee or officer of the Company or any Parent Corporation or Subsidiary who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of the Company or such Parent Corporation or Subsidiary.

         2.11. Non-employee Director -- means a member of the Board who is not a full-time employee of the Company.

         2.12. Non-ISO -- means an Option granted under this plan to purchase Stock which fails to satisfy the requirements of Section 422 of the Code.

         2.13. Option -- means an ISO or Non-ISO.

         2.14. Option Agreement -- means the written agreement or instrument which sets forth the terms of an Option granted to a Key Employee, Consultant or Non-employee Director under this Plan.

         2.15. Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

         2.16. Parent Corporation -- means any corporation which is a parent of the Company within the meaning of Code Section 424(e).

         2.17. Plan -- means this 1993 Stock Option Plan, as amended from time to time.

         2.18. Predecessor Corporation -- means any corporation which is a predecessor corporation (within the meaning of Section 422(b)(7) of the Code) of the Company, any Subsidiary or Parent Corporation.

         2.19. Stock -- means the common stock of the Company.

         2.20. Subsidiary -- means any corporation which is a subsidiary corporation (within the meaning of Code Section 424(f)) of the Company.

         2.21. 10% Stockholder -- means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than 10% of the total combined voting power of all classes of stock of either the Company, a Subsidiary or a Parent Corporation at the date of grant to such Stockholder of an ISO.

         2.22. 34 Act -- means the Securities Exchange Act of 1934, as amended.

3.       SHARES SUBJECT TO OPTIONS

         There shall be 1,000,000 shares of Stock reserved for use under this Plan, and such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Furthermore, any shares of Stock subject to an option which remain after the cancellation, expiration or exchange of such Option thereafter shall again become available for use under this Plan.

4.       EFFECTIVE DATE

         The effective date of this Plan shall be June 1, 1993.

5.       COMMITTEE

         This Plan shall be administered by the Committee which shall consist of not less than two members of the Board who are appointed by the Board and

                  (a) if the Company is not subject to the 34 Act, a member of the Committee may be a Key Employee and may be granted Options under this Plan, but no such member shall vote on whether an Option shall be granted to such member and, if an Option is so granted, no such member shall determine the terms and conditions of such Option, or

                  (b) if the company is subject to the 34 Act, the members individually and collectively shall satisfy the requirements for a disinterested committee under Rule 16b-3 under the 34 Act. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Sections 12, 14 and 15) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Employee or Non-employee Director and on each other person -directly or indirectly affected by such action.

6.       ELIGIBILITY

         Only Key Employees, Consultants and Non-employee Directors shall be eligible for the grant of options under this Plan. Key Employees shall be eligible to receive ISOs or Non-ISOs. Consultants and Non-employee Directors shall be eligible to receive Non-ISOs only.

7.       GRANT OF OPTIONS

                  (a) Option Grants to Key Employees and Consultants. The Committee acting in its absolute discretion shall grant Options to Key Employees and Consultants under this Plan from time to time to purchase shares of Stock and, further, shall have the right to grant new Options in exchange for the surrender and cancellation of outstanding Options. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall incorporate such terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan including, without limitation,

                           (1) conditions limiting the exercise of the Option to
installments over a period set by the Committee which does not exceed the term of the option,

                           (2) conditions limiting the exercise of the Option if
there is a failure to meet specified performance goals,

                           (3) a right of first refusal in favor of the Company
for shares of Stock purchased pursuant to the exercise of the Option,

                           (4) employment restrictions which, if violated, grant
the Company the right to repurchase shares of Stock purchased pursuant to the exercise of the Option, provided, if the Committee grants an ISO and Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise or exchange one such option shall not be conditioned on such employee's failure to exercise or exchange the other such option, and

                           (5) conditions permitting, under certain
circumstances, conversion of ISOs into Non-ISOs.

                  (b) $100,000 ISO Limit. The Committee may grant an ISO to a Key Employee during any calendar year. However, if the aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which such ISO is exercisable for the first time by the Key Employee during any calendar year (under all stock option plans of the Company, its Parent Corporation, if any, and Subsidiary) exceeds $100,000, then such ISO, to the extent of such excess, shall be treated for all tax purposes as a Non-ISO.

                  (c) Option-Grants to Non-employee Director. Each Nonemployee Director shall receive a Non-ISO to purchase up to 5,000 shares of Stock on the date of each annual meeting of stockholders at which such person is elected to the Board. The Option Price of such Non-ISO shall equal the Fair Market Value of a share of Stock on the date of grant, and such Non-ISO shall become exercisable, with respect to 33% of the Stock underlying the Non-ISO, on each anniversary following the date of grant. Notwithstanding any other provision of the Plan, this subsection may not be amended more than once every six months, except for amendments necessary to conform the Plan to changes in the provisions of or the regulations relating to the Code or the Employee Retirement Income Security Act of 1974.

8.       OPTION PRICE; METHOD OF PAYMENT

         The Option Price for each share of Stock subject to a Key Employee or Consultant Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted, provided, if the Key Employee or Consultant is a 10% Stockholder as determined immediately before such Option is granted, the Option Price shall not be less than 110% of Fair Market Value of a share of Stock on the date such Option is granted. The Option Price of a Non-ISO granted to a Non-employee Director shall be determined in accordance with
Section 7(c) of this Plan. The Option Price for any Option granted under the Plan shall be payable in full upon the exercise of any Option. An Option Agreement may provide for the payment of the Option Price either in cash or in Stock or in any combination of cash and Stock so long as the consideration tendered is equal to the aggregate Option Price. Any payment made in Stock shall be valued, for purposes of determining the Fair Market Value of such Stock on the date the option is exercised.

9.       EXERCISE PERIOD

         Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable before the date such option is granted or after the earlier of

                  (1) the date such Option is exercised in full,

                  (2) the date which is the tenth anniversary of the date such option is granted, if such Option is an ISO and the Key Employee is not a 10% Stockholder,

                  (3) the date which is the fifth anniversary of the date such Option is granted, if such Option is an ISO and the Key Employee is a 10% Stockholder, or

                  (4) the date which is one day after the tenth anniversary of the date such Option is granted, if such Option is a Non-ISO.

         An option Agreement may provide for the exercise of an Option after the termination of the employment, consulting relationship or service of a Key Employee, Consultant or Non-employee Director, respectively, with the Company for any reason whatsoever, including death or disability; provided, however, that if the option Agreement is for an ISO, the Option Agreement shall provide that the Key Employee must exercise such ISO (unless such Option Agreement provides for the conversion of such ISO into a Non-ISO) within three months after termination of employment. Notwithstanding the foregoing proviso, an Option Agreement may allow the exercise of an option for up to one year following the termination of employment or service due to total or permanent disability (within the meaning of Code Section 22(e)(3) or up to six months following termination of employment or service due to death while employed by or serving as a director of the Company.

10.      CONVERSION OF ISOs TO NON-ISOs

         An Option Agreement may, if authorized by the Committee, contain a provision to the effect that commencing with the expiration of the third month following the date of termination of employment of a Key Employee, all vested ISOs held by such Key Employee covered by such Option Agreement shall without further action of the Company, become converted into an equal number of Non-ISOs, which shall thereupon be exercisable to purchase Stock until the earlier of (i) three months following the Conversion Date or (ii) such other date determined by the Committee; provided, however, that such date shall in no event be later than the expiration date of the ISO previously converted.

11.      NONTRANSFERABILITY

         No option granted under this Plan shall be transferable by a Key Employee, Consultant or Non-employee Director-other than by will or by the laws of descent and distribution. An Option shall be exercisable during a Key Employee, Consultant or Non-employee Director's lifetime only by the Key Employee, Consultant or Nonemployee Director. The person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Key Employee, Consultant or Non-employee Director during the period such option is exercisable pursuant to the terms thereof..

12.      LIFE OF PLAN

         No option shall be granted under this Plan on or after the earlier of

                  (a) the day preceding the tenth anniversary of the effective date of this Plan in which event this Plan otherwise thereafter shall continue in effect until all outstanding options have been surrendered or exercised in full or no longer are exercisable, or

                  (b) the date on which all of the Stock reserved under Section 3 of this Plan (as a result of the exercise of options granted under this Plan) has been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

13.      ADJUSTMENT

         The number of shares of Stock reserved under Section 3 of this Plan and the number of shares of Stock subject to Options granted under this Plan and the Option Price of such Options shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits provided, that in the case of an ISO, such adjustments shall be limited to those necessary to reflect stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust (in a manner which satisfies the requirements of Code
Section 424(a)) the number of shares of Stock reserved under Section 3 of this Plan and the number of shares subject to Options granted under this Plan and the Option Price of such Options in the event of any corporate transaction described in Code Section 424(a) which provides for the substitution or assumption of such Options. If any adjustment under this Section 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of stock reserved under this Plan and the number subject to any options granted under this Plan shall be the next lower real number. An adjustment made under this Section 13 by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of shares reserved under Section 3 within the meaning of Section 16(a) of this Plan.

14.      SECURITIES REGISTRATION

         Each Option Agreement shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option, the Key Employee shall, if so requested by the Company, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. The Company in its absolute discretion and at its own expense may take such action, if any, as it deems necessary or appropriate to register under the Securities Act of 1933 or under any other applicable securities laws, the issuance of the shares of Stock reserved or issued under this Plan or to qualify such share of Stock for an exemption under, or exclusion from, any such laws prior to the issuance of such Stock; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other distribution of such Stock by a Key Employee.

15.      SALE OR MERGER OF THE COMPANY

         If (i) the Company agrees to sell substantially all of its assets for cash or property or for a combination of cash and property, (ii) the Company agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is or will be converted into another security or into the right to receive cash, property or securities, or (iii) a change in control of the Company occurs, which for purposes of this section is deemed to occur if any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as such term is used in
Section 13d-3 of the Regulations promulgated under the Securities Exchange Act of 1934), directly or indirectly, in any transaction or series of transactions that has not been approved by the Board of (a) shares of Common Stock of the Company representing 25% or more of the voting power of the then-outstanding shares of Common Stock, (b) shares of any other class of security or any combination of any securities of the Company then-outstanding representing 30% of the combined voting power of such class or combination of securities which has the power to elect a majority of directors of the Company (with each of the events described in (i) through (iii) above constituting an "Extraordinary Transaction"), then each option shall become immediately and fully vested and immediately exercisable for Stock. In the event of any Extraordinary Transaction, the Committee, in its discretion, may provide that outstanding Options may be cancelled unilaterally by the Company in exchange for an amount equal to (x) the same consideration each Key Employee and Non-Employee Director otherwise would receive with respect to Stock subject to the option if such Stock has been sold, surrendered, exchanged or otherwise in the Extraordinary Transaction, less (y) the aggregate Option Price with respect to the Stock subject to such option.

16.      AMENDMENT OR TERMINATION

         This Plan may be amended by the Committee from time to time to cause Options intended to qualify as ISOs to qualify as such under the Code, or for other purposes, to the extent that the Committee deems necessary or appropriate provided, however, no such amendment shall be made absent the approval of the stockholders of the Company

                  (a) to increase the number of shares reserved under Section 3,

                  (b) to extend the maximum life of the Plan under Section 12 or the maximum exercise period under Section 9,

                  (c) to decrease the minimum Option Price under Section 8,

                  (d) to change the class of participants eligible for Options under Section 6 or to otherwise materially modify (within the meaning of Rule 16b-3 promulgated under the 34 Act) the requirements as to eligibility for participation in this Plan or

                  (e) to otherwise materially increase (within the meaning of Rule 16b-3 of the 34 Act) the benefits accruing under this Plan.

The Committee also-may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time, provided, however, the Company shall not have the right to modify, amend or cancel any Option granted before such suspension or termination unless the Key Employee, Consultant or Non-employee Director consents in writing to such modification, amendment or cancellation or there is a dissolution or liquidation of the Company or a transaction described in Section 13 or Section 15 of this Plan.

17.      MISCELLANEOUS

         17.1. No Stockholder Rights. No Key Employee, Consultant or Non-employee Director shall have any rights as a stockholder of the Company as a result of the grant of an Option to such person under this Plan or the exercise or surrender of such option pending the actual delivery of Stock subject to such option.

         17.2. No Contract of Employment. The grant of an Option to a Key Employee, Consultant or Non-employee Director under this Plan shall not constitute a contract of employment and shall not confer on a Key Employee any rights upon such employee's termination of employment in addition to those rights, if any, expressly set forth in the Option Agreement which evidences such employee's Option.

         17.3. Withholding. The grant, acceptance, exercise or surrender of any Option granted under this Plan shall constitute full and complete consent by the Key Employee, Consultant or Nonemployee Director to whatever action the Committee deems necessary to satisfy any federal and state tax withholding or reporting requirements, if any, which the Committee in its discretion deems applicable to such grant, acceptance, exercise or surrender. In furtherance and not in limitation of the foregoing, the following shall apply:

                  (a) Non-ISOs. Whenever Stock is to be delivered upon exercise of a Non-ISO, the Company shall be entitled to require as a condition of delivery that the Key Employee, Consultant or Nonemployee Director remit to the Company an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to the exercise of the Option.

                  (b) ISOS. The acceptance of Stock upon exercise of an ISO shall constitute an agreement by the Key Employee (unless and until the Company shall notify the Key Employee that it is relieved,' in whole or in part, of its obligations under this Section 17.3 (b)) (i) to notify the Company if any or all of such Stock is disposed of by the Key Employee within two years from the date the Option was granted or within one year from the date the Stock was transferred to the Key Employee pursuant to the exercise of the Option by such Key Employee, and (ii) to remit to the Company, at the time of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii) , the Key Employee is in the employ of the Company, at the time of such disposition.

         17.4. Governing Law. The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Georgia, provided, however, that in the case of the provisions applicable to ISOS, such provisions shall (to the extent possible) be construed in a manner conforming to and consistent with the requirements of Code Section 422.